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Confidential under a Non-Disclosure Agreement

This information is confidential and distributing it for purposes other than furthering a joint business of the parties below is in violation of the Non-Disclosure Agreement

Minutes from meeting January 6 and 7, 2000.

Participants:
John Yurkanin                 CalPX
JohnFlory                     CalPX
Chris Anderson                CalPX
Michael Piegza                CalPX
Scott Rasmussen               CalPX
Christine Lin                 CalPX
Dariush Shirmohammadi         Perot
Paul Gribik                   Perot
KnutFossdal                   OM
Marianne Ericsson             OM
Malin Hagberg                 OM
Kjell A Baimsnes              OM
KenNichols                    PCG
Roger Kristiansen             PCG

Introduction

The purpose of the meeting was to discuss essential issues about the creation of a clearing company for energy products, primarily electricity.

This meeting follows the intentions of the LOI written between OM, CalPX and Perot Systems and should result in the inception of a joint business plan.

OM distributed the agenda and outline for the business plan. The key issues that were discussed:

1.  Overall objectives

2.  Markets

3.  Resources
    - Systems (central system and applications)
    - Clearing capital
    - Customer base
    - Equity

Overall Objectives

The text ofaNon Disclosure Agreement was discussed. The document was signed after some changes.

The participating parties briefed the group about their objectives in participating in the ClearCo discussions.

OM sees a business potential in the clearing company and can contribute with clearing competence, clearing systems (both central systems and member applications) and capital.
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Confidential under a Non-Disclosure Agreement

CalPX sees a need for additional business to their situation today. They can bring the customer base from the block forward market. CalPX have taken the first steps to reorganize to make it possible for them to take part in commercial businesses.

Perot Systems have skills in system integration and will be valuable in the process to get me systems available in short time.

The owners ofPCG see great potential in the US clearing business and they want to invest in the clearing service. PCG has broad knowledge of the OTC-market and a large customer base.

Discussions of market value: The value will be different for different categories of players.

Large players

Capital risk          v
Liquidity             (caret)
Cost of margins       v  (may go up for large players using parental guarantees)
Credit management     v
B-0  cost/management  v

Medium  players and brokers

Capital risk          v
Liquidity             (caret)
Cost of margins       v
Credit management     v
B-0  cost/management  v

New  players

Entry barrier         v

The clearing will give easier access to credit.
Players will benefit from simplified back-office functions and routines.

If the clearinghouse could offer services connected to tfae tagging of the contracts it will have great value.

The PX members will get access of clearing to Day-ahead trade.

The collateral may be split between cash deposits and guarantees. The percentage of needed guarantees will in this case change with time to delivery.
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Confidential under a Non-Disclosure Agreement

Markets

The contracts that initially will be considered for clearing are physically deliverable electricity contracts. The primary focus will be the WSCC area. The clearing product offered should preferably follow the contract all the way through delivery. We must consider scheduling- and tagging services.

To estimate the market the FERC statistics of trade will be used.
m me market one must expect that the profit margins will decrease and the credit costs will increase. Merging of electricity companies can lead to less trade. A good strategy may be to move into clearing of gas (WSCC) trade short after electricity.

The fee structure should probably not be only a volume fee for trade. It may also be fees for delivery, administration charge, connecting fee etc.

Through discussion it was a general opinion that a fee of 2-3 cents/MWh will be an acceptable fee, but this needs of course further investigation.

One proposal was to have trading fee of 2 cents and a delivery fee of 3 cents. The list of clearing members should be public.

Legal

ClearCo will need a FERC license.
The process of forming the company is straightforward.

LLC is a proposed form. If one wants to go for public ownership, a transition to an INC. will be necessary.

The LLC has tax benefits and it is easy to define the form of ownership and governance.

It can be argued that the ClearCo is a form of back-office business, but most likely will the clearinghouse be defined as owner of the contract and hence it may be exposed for FERC -charges.

We should not talk about netting of contracts, but use book-out.
If we want/expect to be clearing financial contracts we should start work to be approved by CFTC. In the start we most likely need a "No action letter" from CFTC. There will probably be no problems with the bank system.
The company will mainly be regulated by the legislation in the state where it is registered.

System

We  will need
-   Information system
-   Central clearing system
-   Participant application
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                                   Confidential under a Non-Disclosure Agreement

Requirements of the system:
Trading day

Register transactions

Receive-Verify-Confirm-Register

Collect and calculate closing prices
End of day processing

Transaction information per participant Net position calculation for margining Margin calculations Collateral requirement Settlement (for contracts we follow to delivery)

The day after or later

Check collateral requirements Follow up collateral posting Special processes Liquidation Intra day marginal calls ClearCo's risk audit Delivery

-   tagging
-   book out
-   scheduling

Customer Registration/Refresh

-   credit scoring

Customer Connection
Contract Register and Fee Structure Register
End of period settlement
Info/Historical archive

-   statistics
-   daily volume report
-   open positions
-   closing price
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                        Confidential under a Non-Disclosure Agreement

To get a quick start it probably will be most efficient to use OM SECUR as a base and make necessary adaptations to fit the needs ofClearCo. The performance of SECUR will be compared with the listed requirements and changes will be proposed.

Clearing Capital

OM has a clearing capital of approximately 250 mill USD. 125 mill USD is AIG insurance. This clearing capital is used for OM Stockholm Exchange, OM London Exchange and OM Fixed Income Exchange. There is ongoing work to analyze the clearing capital structure within OM. The result may be changes both in size and structure of the capital. The result of this work is expected within a month.

To propose the size of the clearing capital we need to estimate the volumes we are expecting to clear and the Volatility in these markets.

We have to study the size of clearing capital compared with the turnover in other clearinghouses.

The need for clearing capital will also depend on the liquidity in the markets for the underlying commodity. It may be necessary with market maker agreements.

Customer Base

We need contact with some key players, 4-6 brokers and the big power marketers to discuss their need and support for a clearing service.

To attract the customers we can use low introduction fees, rebated fees for high volumes etc. Most thought that participant ownership was not necessary to start the business. However, that issue is being re-examined per PCG's recommedation.

The answer to PCG to their wish of ownership therefor has to be postponed until OM, CalPX and Perot System has done some research of the need/wishes of potential participants. PCG will be told the result of this about the end of January, and then it can be decided if they will participate in the forming of ClearCo together with the 3 other parties.

It is important to address the customers within the next 3-4 months.

We need input from players to form the initial products to clear. When this is done the clearing services must be marketed to get more customers.

A preliminary business plan for the establishing of ClearCo will be discussed in Chicago January 26.

Equity

The need for equity for operating the ClearCo will be proposed in the business plan.

ClearCo Business Plan

OM and Knut Fossdal as project leader will coordinate the ClearCo business plan. The business plan will serve as the basis of discussion at the meetings in Chicago on the 26th of January.

Pasadena 10.1.2000
Knut Fossdal